EMPLOYMENT AGREEMENT

(Kirk Stingley 2012)

This Employment Agreement (the “Agreement”) is made and entered into by and between American Eagle Energy Corporation (the “Company”) and Kirk Stingley (“Executive”), on the 1st day of January, 2012, (the “Effective Date”). The Company and Executive may be referred to herein collectively as “Parties” and individually as “Party.” In consideration of the mutual promises, covenants and conditions hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, the Parties agree as follows:

1.          Employment and Duties. The Company shall initially employ Executive as the Company’s Chief Financial Officer. At any time during the Term, the Company may employ Executive in such other senior executive position as may be assigned to him by the Company’s Chief Executive Officer. Executive’s responsibilities shall initially include, but not be limited to, overseeing all accounting, financial, compliance, SEC reporting and/or other regulatory activities typically associated with a publicly traded company (such as overseeing the Company’s Treasury, Human Resources, Risk Management and Investor Relations functions), managing the Company’s relationship with its external audit firm and such other senior executive duties as may be assigned to Executive from time to time by the Company’s Chief Executive Officer. Executive shall report to the Company’s Chief Executive Officer or to such other person as the Chief Executive Officer may designate. Executive shall devote his full time, attention and energy exclusively to the business and interests of the Company and to the performance of his duties and obligations under this Agreement, unless otherwise provided by this Agreement. Notwithstanding the foregoing, however, Executive shall have the right to perform incidental accounting, tax consulting and tax compliance services at such times and in such manner as will not interfere with the performance of his duties for the Company.

2.          Term of Agreement. The term of this Agreement shall commence on the Effective Date and shall continue through and including the 31st day of December, 2013, subject to the provisions of the Section in this Agreement entitled “Termination or Expiration of Agreement,” (the “Term”). Notwithstanding the foregoing, the provisions of the Sections in this Agreement entitled “Non-competition; Secrecy,” “Representations and Warranties” and “Miscellaneous” shall survive, and continue in full force and effect, after any termination or expiration of this Agreement, irrespective of the reason for the termination or any claim that the termination was wrongful or illegal.

3.          Compensation and Other Benefits. The Company shall provide the following compensation and other benefits to Executive during the Term in consideration of Executive’s performance of all of his obligations under this Agreement:

3.1        Base Salary. Subject to the provisions of the Section in this Agreement entitled “Termination or Expiration of Agreement,” during the Term the Company shall, commencing on the Effective Date, pay Executive an annual base salary of One Hundred Fifty Thousand and No/100s US Dollars ($150,000.00 USD), payable in arrears on the last day of each calendar month, in gross monthly installments of Twelve Thousand Five Hundred and No/100s US Dollars ($12,500.00 USD). The base salary to be paid to Executive hereunder, as changed by the Parties from time-to-time, may be referred to herein as “Base Salary.”

3.2         Discretionary Bonus. Executive shall be entitled to such discretionary bonuses as the Company’s Chief Executive Officer shall determine appropriate in the exercise his sole discretion. Notwithstanding the foregoing, however, Executive’s total annual discretionary bonuses for any calendar year during the term of this Agreement shall not exceed Executive’s Base Salary for such period.

3.3         Fringe Benefits. As additional consideration for Executive’s performance of services under this Agreement, Executive shall be entitled to receive the following benefits (the “Fringe Benefits”):

3.3.1    Employee Benefit Plans. During the Term, the Company will pay the premiums incurred to provide group medical insurance coverage for Executive and his dependents. During the Term, the Company will also allow Executive to participate in such other group health, pension, welfare, and insurance plans (together with the group medical insurance plan, the “Employee Benefit Plans”) maintained by the Company from time to time for the general benefit of its executive employees, as such Employee Benefit Plans may be modified from time to time in the Company’s sole and absolute discretion. The Company reserves the right to terminate any one or more of its Employee Benefit Plans as it shall determine appropriate in the exercise of its sole discretion.

3.3.2    Other Benefits. The Company shall provide Executive with all other benefits and perquisites as are made generally available to the Company’s executive employees under the Company’s Employee Handbook, as such Employee Handbook may be modified from time to time in the Company’s sole and absolute discretion.

3.3.3    Vacation; Sick Leave and Holidays. Executive shall be entitled to four (4) weeks of paid vacation per year, which will be earned ratably during the year, and to such sick leave and paid holidays as are generally made available to the Company’s executive employees under the Company’s Employee Handbook, as such Employee Handbook may be modified from time to time in the Company’s sole and absolute discretion.

3.3.4    Reimbursement of Business Expenses. Subject to the prior approval of the Company, the Company shall reimburse Executive for all reasonable travel, entertainment and other expenses incurred by Executive in connection with the performance of his duties under this Agreement, upon submission by Executive to Company of reasonable documentation pertaining to such expenses.

3.4        Deferred Compensation. Any deferred compensation (within the meaning of Section 409A of the Internal Revenue Code) payable under this Agreement on account of Executive’s separation from service shall not commence prior to six months following such separation if Executive is a key employee (within the meaning of Section 409A). Provided, that in determining whether Executive is a key employee, any compensation realized on account of the exercise of a stock option or a disqualifying disposition of stock acquired through exercise of an incentive stock option shall be disregarded.

3.5        Withholding. All customary withholding taxes and other employment taxes which the Company is required by law to withhold and pay with respect to compensation paid by an employer to an employee shall be subtracted and withheld from all compensation paid by the Company to Executive for services rendered by Executive to the Company.

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4.           Termination or Expiration of Agreement.

4.1        Termination at Company’s Election. The Company may terminate Executive’s employment at any time during the Term, for any reason or no reason, with or without Cause (as hereinafter defined), and with or without notice, subject to the provisions of the Sub-sections of this Section entitled “Termination for Cause,” “Termination Without Cause” and “Severance Following a Change in Control.”

4.1.1   Termination for Cause. If Executive’s employment is terminated for Cause (defined below), Executive shall be entitled to receive only the following: (i) payment of Executive’s Base Salary through and including the date of termination; (ii) payment for all accrued and unused vacation time as of the date of termination, which will be paid at a rate calculated in accordance with Executive’s Base Salary at the time of termination; and (iii) reimbursement of business expenses incurred prior to the date of termination. Except as expressly set forth in this Sub-section, Executive shall not be entitled to receive any Base Salary, Fringe Benefits or severance benefits in the event Executive’s employment is terminated for Cause, except that Executive may continue to participate in the Employee Benefit Plans to the extent permitted by and in accordance with the terms of those plans or as otherwise required by law.

4.1.2    Termination Without Cause. If Executive’s employment by the Company is terminated by the Company without Cause or if Executive’s employment is terminated for Good Reason (defined below), Executive shall receive: (i) payment of Executive’s Base Salary through and including the date of termination; (ii) payment for all accrued and unused vacation time existing as of the date of termination, which will be paid at a rate calculated in accordance with Executive’s Base Salary at the time of termination; and (iii) reimbursement of business expenses incurred prior to the date of termination. In addition, if the severance of Executive’s employment falls within the terms of this Sub-section and if the terms of the Subsection of this Section entitled “Severance Following a Change in Control” does not apply to the severance of Executive’s employment with the Company, then, subject to the condition that Executive sign a general release of all claims in a form approved by the Company in the exercise of its sole discretion, Executive shall receive a severance payment in an amount equal to Thirty Five Thousand and No/100s US Dollars ($35,000.00 USD), less applicable withholdings.

4.1.3   Severance Following a Change in Control.

A.           If, immediately prior to or within twelve months following a Change in Control (defined below), (i) Executive’s employment is terminated by the Company without Cause or (ii) Executive’s employment is terminated for Good Reason (defined below), Executive shall receive: (x) payment of Executive’s Base Salary through and including the date of termination; (y) payment for all accrued and unused vacation time existing as of the date of termination, which will be paid at a rate calculated in accordance with Executive’s Base Salary at the time of termination; and (z) reimbursement of business expenses incurred prior to the date of termination. In addition, if the severance of Executive’s employment falls within the terms of this Sub-section, then, subject to the condition that Executive sign a general release of all claims in a form approved by the Company in the exercise of its sole discretion, the Company shall pay Executive severance payment in an amount equal to Executive’s annual Base Salary as the same may have been changed through the date of the severance of Executive’s employment, less applicable withholdings.

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B.           If Executive severs employment with the Company within sixty (60) days of a Change in Control (defined below) for any reason other than Good Reason (defined below), Executive shall receive: (x) payment of Executive’s Base Salary through and including the date of termination; (y) payment for all accrued and unused vacation time existing as of the date of termination, which will be paid at a rate calculated in accordance with Executive’s Base Salary at the time of termination; and (z) reimbursement of business expenses incurred prior to the date of termination. In addition, if Executive severs employment with the Company within sixty (60) days of a Change in Control for any reason other than Good Reason, then, subject to the condition that Executive sign a general release of all claims in a form approved by the Company in the exercise of its sole discretion, the Company shall pay Executive a severance payment in an amount equal to the product of one-half (.5) times Executive’s annual Base Salary as the same may have been changed through the date of the severance of Executive’s employment, less applicable withholdings.

C.           For purposes of this Agreement, the term “Change in Control” shall mean the occurrence of any of the following events, other than as occasioned by the closing of the Transaction contemplated by the Merger Agreement: (i) the consummation of any transaction after the Effective Date in which any person or entity or group of related persons and/or entities becomes the beneficial owner, directly or indirectly, of securities representing more than twenty percent (20%) of the combined voting power of the Company’s outstanding voting securities, (ii) three or more directors, whose election or nomination for election is not approved by a majority of the members of the Company’s Board of Directors on the Effective Date, are elected within any twelve month period to serve on its Board of Directors, or (iii) any merger (other than a merger in which the Company is the survivor and there is no change of control pursuant to (i) or (ii) of this sentence), reorganization, consolidation, liquidation, winding up or dissolution of the Company or the sale of all or substantially all of its assets.

4.1.4   “Cause.” As used in this Agreement, “Cause” means:

  A.           Criminal Conduct. Executive’s conviction of a crime punishable as a felony or of any offense involving moral turpitude, dishonesty or immoral conduct;

  B.           Incarceration. Executive’s incarceration for any reason. For purposes of this provision, incarceration means any confinement of Executive by any federal, state or local governmental agency which causes Executive to be unable to provide services for and on behalf of the Company at its principal place of business for the period of Executive’s confinement;

  C.           Neglect or Other Misconduct. Executive’s conduct, neglect or failure to act which (i) materially and adversely affects the business or reputation of the Company; or (ii) renders his continued service in the employment of the Company materially detrimental to the ordinary, continued, or successful operation of its business, or (iii) is or is likely to be materially detrimental to, or which materially interferes with, his ability to effectively perform his duties for the Company; or (iv) constitutes the misappropriation, misuse, or misdirection of the Company’s funds or property; or (v) materially interferes with or materially impairs the ordinary operation of the Company’s business; or (vi) involves moral turpitude and which is reasonably likely to cause material damage to the Company’s business, its reputation or its goodwill;

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D.           Absence. Executive’s absence from the active performance of his duties in the operation of the Company’s business on more than an occasional basis, other than as a result of (i) approved vacations, medical leave or personal leave, or (ii) a Permanent Disability, defined below;

E.           Violation of the Company’s Rules. Executive’s violation of the Company’s material written rules, policies or procedures (which do not conflict with the terms of this Agreement), after notice and not less than five (5) business days opportunity to cure such failure or refusal;

F.           Failure to Perform Duties. Executive’s failure or refusal to perform the duties reasonably required of him pursuant to the terms of this Agreement, after notice and not less than five (5) business days opportunity to cure such failure or refusal; or

G.           Violations of the Board of Director Directives. Executive’s intentional violation of the lawful directives of the Company’s Board of Directors.

4.1.5   “Good Reason.” As used in this Agreement, “Good Reason” means the occurrence of any of the following without Executive’s prior written consent and in the absence of any circumstance that constitutes Cause: (i) the regular assignment to Executive of material duties which do not involve the performance of accounting and compliance services for the Company; or (ii) a reduction by the Company of Executive’s annual Base Salary.

4.2          Termination upon Death or Permanent Disability.

4.2.1   Termination Resulting from Death or Permanent Disability. This Agreement will terminate automatically on Executive’s death or if Executive becomes Permanently Disabled (as defined below) and the Base Salary, Fringe Benefits and other payments and benefits which Executive, or Executive’s beneficiaries or estate, shall be entitled to receive shall be determined exclusively by operation of this Subsection. In the event of the termination of Executive’s employment as a result of his death or Permanent Disability, Executive, or Executive’s beneficiaries or estate, shall receive from the Company: (x) payment of Executive’s Base Salary through and including the date of termination; (y) payment for all accrued and unused vacation time existing as of the date of termination, which will be paid at a rate calculated in accordance with Executive’s Base Salary at the time of termination; and (z) reimbursement of business expenses incurred prior to the date of termination. In addition, subject to the condition precedent that Executive or his estate or his legal representative, as the case may be, sign a general release of all claims in a form approved by the Company in the exercise of its sole discretion, Executive shall also receive, and the Company shall pay Executive, a severance payment in an amount equal to the product of one-quarter (.25) times Executive’s annual Base Salary as the same may have been changed through the date of the termination of Executive’s employment, less applicable withholdings.

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4.2.2    Permanent Disability. As used in this Agreement, “Permanent Disability” and “Permanently Disabled” shall mean the incapacity of Executive due to illness, accident, or any other reason to perform his duties for a period of ninety (90) days, whether or not consecutive, during any twelve month period of the Term, all as determined by the Company in its reasonable discretion. All determinations as to the date and extent of incapacity of Executive shall be made by the Company’s Board of Directors, upon the basis of such evidence, including independent medical reports and data, as the Board of Directors in its discretion deems necessary and desirable. All such determinations of the Board of Directors shall be final and binding upon the Parties.

4.3          Termination at Executive’s Election. Executive may resign from employment with the Company prior to the expiration of the Term for any reason by providing written notice to the Company at least thirty (30) days prior to the date selected for resignation. If Executive resigns from employment before expiration of the Term under any circumstances other than (i) for Good Reason (defined above), or (ii) within sixty (60) days of a Change in Control (defined above) for any reason other than Good Reason (defined below), then Executive shall be entitled to receive only the following: (i) payment of Executive’s Base Salary through and including the date of resignation; (ii) payment for all accrued and unused vacation time existing as of the date of resignation, which will be paid at a rate calculated in accordance with Executive’s Base Salary at the time of resignation; and (iii) reimbursement of business expenses incurred prior to the date of resignation. Except as expressly set forth in this Sub-section, Executive shall not be entitled to receive any Base Salary, Fringe Benefits or severance benefits in the event Executive resigns from employment before expiration of the Term, except that Executive may continue to participate in the Employee Benefit Plans to the extent permitted by and in accordance with the terms thereof or as otherwise required by law and except as otherwise provided by this Agreement.

4.4          Termination on Expiration of Term. If this Agreement is terminated on the expiration of the Term in accordance with the Section in this Agreement entitled “Term of Agreement,” Executive shall receive: (i) payment of Executive’s Base Salary through and including the date of termination; (ii) payment for all accrued and unused vacation time existing as of the date of termination, which will be paid at a rate calculated in accordance with Executive’s Base Salary at the time of expiration of the Term; and (iii) reimbursement of business expenses incurred prior to the date of the expiration of the Term. Except as expressly set forth in this Sub-section, Executive shall not be entitled to receive any Base Salary, Fringe Benefits or severance benefits in the event that this Agreement is terminated on the expiration of the Term in accordance with the Section in this Agreement entitled “Term of Agreement,” except that Executive may continue to participate in the Employee Benefit Plans to the extent permitted by and in accordance with the terms thereof or as otherwise required by law and except as otherwise provided by this Agreement.

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5.           Non-competition; Secrecy.

5.1      Assistance to Competitors. Unless otherwise provided in this Subsection, Executive shall not during the Term and for a period of two years following the severance of Executive’s employment with the Company own a material interest in, render financial assistance to, or offer personal services to (whether for payment or otherwise), (i) any person or entity that competes with the Company in the Company Business (as defined below), or (ii) any person or entity or any subsidiary or affiliate of any person or entity which is pursuing any business or investment opportunity which the Company reviewed within the previous six month period. “Company Business” shall mean the conduct of the oil and gas exploration and development business in those basins or areas of mutual interest (i) within which the Company directly or indirectly owns, leases or otherwise holds mineral interests, (ii) as to which the Company is actively evaluating the desirability of directly or indirectly acquiring mineral interests, or (iii) as to which the Company is endeavoring to directly or indirectly acquire mineral interests. Notwithstanding anything to the contrary set forth in this Agreement, Executive shall have the right to own a material interest in or render financial assistance to any person or entity in connection with a project or opportunity in which the Company has failed or declined to exercise its right of first refusal described below. Executive agrees that during the Term he will offer the Company a right of first refusal, in writing, to pursue all opportunities of which Executive learns involving the exploration, development and production of hydrocarbons. Contemporaneously with Executive’s delivery of such written notification to the Company, Executive shall provide the Company with all material information in Executive’s possession or control which is reasonably necessary to enable the Company to evaluate the economic viability and risks of pursuing each such opportunity. Company shall exercise its right of first refusal to pursue such an opportunity by giving Executive written notice of its exercise within forty five business days of its receipt of Executive’s written notification and all of the information described above.

5.2      Confidential Information. Executive acknowledges and agrees that the Company is engaged in business activities in which it is and will in the future be crucial to develop and retain proprietary, trade secret, or confidential information for the benefit of the Company (collectively, “Confidential Information”). Accordingly, Executive shall not at any time during the Term or for a period of three years following the termination or expiration of this Agreement, either directly or indirectly, (i) divulge, convey or communicate any Confidential Information to any person or entity, except as may be expressly authorized in writing by the Company or as may be necessary for Executive to perform his duties hereunder, or (ii) use any Confidential Information for Executive’s own benefit or the benefit of any person or entity other than the Company. Confidential Information includes, but is not limited to geological, geophysical, and engineering data, models, analyses, compilations, estimates of reserves, interpretations, data, studies, reports, business plans, business methods, contractual and financial information, matters of a technical or intellectual nature such as inventions, designs, improvements, processes of discovery, techniques, methods, ideas, discoveries, developments, know-how, techniques, formulae, compounds, compositions, specifications, trade secrets, specialized knowledge, or matters of a business nature such as information about costs and profits, records, customer lists, customer data or sales data and other data in whatever form stored or maintained, whether oral, written, documentary, digital, computer storage or otherwise.

5.3      Ownership of Ideas. The Company shall own, and Executive hereby transfers and assigns to the Company, all rights, of every kind and character throughout the world, in perpetuity, in and to any and all materials, ideas, concepts and results inuring from or in connection with Executive’s performance of services for the Company, or conceived of or produced by Executive during the Term and which relate to the Company Business. The Parties acknowledge and agree, however, that such transfer and assignment shall not apply to, or attach in and to, any materials, ideas or concepts which fall outside the ambit of this Agreement. Executive shall execute and deliver to the Company such assignments, certificates of authorship, or other instruments as the Company may require from time to time to evidence the Company’s ownership of material, ideas and other results inuring from or in connection with Executive’s performance of services for the Company, or conceived of or produced by Executive during the Term and which relate to the Company Business.

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5.4        Company Property. All records, papers, documents, materials, and electronically stored data kept, made, or received by Executive while employed by the Company, or generated for, in the course of, or in connection with the Company Business, whether or not containing Confidential Information, shall be and remain the exclusive property of the Company (collectively referred to as “Company Property”) at all times during and after Executive’s employment with the Company, without regard to how Executive came into possession of any Company Property or whether Executive played any role in creating any Company Property. Executive shall not destroy any Company Property or remove any Company Property from the Company’s premises, whether during or after employment by the Company, except as expressly directed for the purpose of performing services on behalf of the Company. Upon the termination of Executive’s employment with the Company at any time and for any reason, or upon the Company’s request at any time and for any reason, Executive shall promptly return, at Executive’s expense, all Company Property to the Company, without keeping a copy of any such Company Property for himself or any other entity or individual. Executive will, upon request by Company, certify his compliance with the terms of this Subsection.

5.5         Interference with Employees and Clients.

5.5.1    Non-Solicitation of Employees. For so long as Executive is employed by the Company, and for a three-year period thereafter, Executive shall not, directly or indirectly, whether for his own benefit or for the benefit of any other entity or individual: (i) solicit, encourage, or in any way influence any person employed by, or engaged to render services on behalf of, the Company to cease performing services for the Company, or to engage in any activity contrary to or conflicting with the interests of the Company; (ii) hire away any person employed by, or engaged to render services on behalf of, the Company; or (iii) otherwise interfere to the Company’s detriment in any way in the Company’s relationship with any person or entity who is employed by, or engaged to render services on behalf of, the Company.

5.5.2    Non-Solicitation of Clients. For so long as Executive is employed by the Company, and for a three-year period thereafter, Executive shall not, whether for his own benefit or for the benefit of any other entity or individual, take any action which could cause any customer or client of the Company to limit, curtail or terminate its business relationship with the Company.

5.5.3    Injunctive Relief. Executive and the Company acknowledge and agree that (i) Executive’s breach of his obligations under this Section would cause the Company irreparable harm and that monetary damages alone would not be an adequate remedy for any such breach; and, therefore, (ii) if Executive breaches this Section, the Company shall be entitled to obtain injunctive relief without bond (and any other form of equitable relief), as well as any other remedies (including monetary damages) to which the Company is entitled as a consequence of such breach or otherwise. No waiver of any breach or violation hereof shall be implied from forbearance of failure by the Company to take any action hereon.

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6.           Representation and Warranties. Executive represents and warrants to the Company that Executive is under no contractual or other restriction or obligation that is materially inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the rights of the Company hereunder, including, without limitation, any development agreement, non-competition agreement or confidentiality agreement previously entered into by Executive.

7.           Miscellaneous.

7.1      Severability. If any provision of this Agreement becomes or is found to be illegal or unenforceable for any reason, such clause or provision must first be modified to the extent necessary to make this Agreement legal and enforceable and then, if necessary, second, severed from the remainder of the Agreement to allow the remainder of the Agreement to remain in full force and effect. If for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision invalid in any other case or of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid.

7.2      Amendment and Waiver. No provision of this Agreement can be modified, amended, supplemented or waived in any manner except by an instrument in writing signed by both Executive and the Company. The waiver by either Party of compliance with any provision of this Agreement by the other Party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such Party of any provision of this Agreement.

7.3.     Applicable Law. This Agreement, Executive’s employment relationship with the Company, and any and all matters or claims arising out of or related to this Agreement or Executive’s employment relationship with the Company, shall be governed by, and construed in accordance with, the laws of the State of Colorado, regardless of choice of law provisions of any jurisdiction.

7.4.     Arbitration.

7.4.1    Exclusive Remedy. Except as set forth in the Subsection in this Section entitled “Claims Not Subject to Arbitration,” arbitration shall be the sole and exclusive remedy for any dispute, claim, or controversy of any kind or nature (a “Claim”) arising out of, related to, or connected with this Agreement, Executive’s employment relationship with the Company, or the termination of Executive’s employment relationship with the Company, including any Claim against any parent, subsidiary, or affiliated entity of the Company, or any director, officer, employee, or agent of the Company or of any such parent, subsidiary, or affiliated entity. It also includes any Claim against the Executive by the Company, or any parent, subsidiary or affiliated entity of the Company.

7.4.2    Claims Subject to Arbitration. Except for claims described in the Subsection in this Section entitled “Claims Not Subject to Arbitration,” this Agreement specifically includes (without limitation) all Claims under or relating to any federal, state or local law or regulation prohibiting discrimination, harassment or retaliation based on race, color, religion, national origin, sex, sexual orientation, age, disability or any other condition or characteristic protected by law; demotion, discipline, termination or other adverse action in violation of any contract, law or public policy; entitlement to wages or other economic compensation; any Claim for personal, emotional, physical, economic or other injury; and any Claim for business torts or misappropriation of confidential information or trade secrets.

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7.4.3     Claims Not Subject to Arbitration. This Subsection does not preclude either Party from making an application to a court of competent jurisdiction for provisional remedies (e.g., temporary restraining order or preliminary injunction), subject to the Colorado Revised Statutes. This Agreement also does not apply to any claims by Executive: (i) for workers’ compensation benefits; (ii) for unemployment insurance benefits; (iii) under a benefit plan where the plan specifies a separate arbitration procedure; (iv) filed with an administrative agency which are not legally subject to arbitration under this Agreement; or (v) which are otherwise expressly prohibited by law from being subject to arbitration under this Agreement.

7.4.5     Procedure. The arbitration shall be conducted in the City and County of Denver. Any Claim submitted to arbitration shall be decided by a single, neutral arbitrator (the “Arbitrator”). The Parties to the arbitration shall mutually select the Arbitrator not later than 45 days after service of the demand for arbitration. If the Parties for any reason do not mutually select the Arbitrator within the 45 day period, then any Party may apply to any court of competent jurisdiction to appoint a retired judge as the Arbitrator. The arbitration shall be conducted in accordance with the Colorado Revised Statutes, except as modified by this Agreement. The Arbitrator shall apply the substantive federal, state, or local law and statute of limitations governing any Claim submitted to arbitration. In ruling on any Claim submitted to arbitration, the Arbitrator shall have the authority to award only such remedies or forms of relief as are provided for under the substantive law governing such Claim. The Arbitrator shall issue a written decision revealing the essential findings and conclusions on which the decision is based. Judgment on the Arbitrator’s decision may be entered in any court of competent jurisdiction.

7.4.6    Interpretation of Arbitrability. The Arbitrator, and not any federal or state court, shall have the exclusive authority to resolve any issue relating to the interpretation, formation or enforceability of this Subsection, or any issue relating to whether a Claim is subject to arbitration under this Subsection, except that any Party may bring an action in any court of competent jurisdiction to compel arbitration in accordance with the terms of this Section.

7.5.      Entire Agreement. All Exhibits to this Agreement are incorporated herein by this reference. This Agreement constitutes the entire agreement between the Parties relating to the subject matter of this Agreement and supersedes all prior and contemporaneous negotiations, understandings, or agreements between the Parties, whether oral or written, expressed or implied.

7.6      Counterparts and Electronic Signatures. For the convenience of the Parties, any number of counterparts of this Agreement may be executed by any one or more Parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument. This Agreement may be circulated for signature through electronic transmission, including, without limitation, facsimile and email, and all signatures so obtained and transmitted shall be deemed for all purposes under this Agreement to be original signatures until such time, if ever, as original counterparts are exchanged by the Parties.

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7.7      Headings. The headings of sections and subsections of this Agreement are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

7.8      Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered to and received personally by the recipient, (b) when sent to and received by the recipient by facsimile (receipt electronically confirmed by sender’s facsimile machine) if during normal business hours of the recipient, otherwise on the next business day, (c) one business days after the date when sent to the recipient by overnight delivery by reputable express courier service (charges prepaid) and delivery confirmed, or (d) three business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid and such receipt is confirmed. Such notices, demands and other communications shall be sent to Parties at the addresses indicated below or to such other address as a Party may direct on written notice given pursuant to the terms of this Subsection:

If to Executive:	Kirk A. Stingley
7775 Lebrun Court
Lone Tree, CO 80124

If to the Company:	Eternal Energy Corp.
2549 West Main Street, Suite 202
Littleton, CO 80120

7.9      Attorneys’ Fees. If any Party shall commence any action, arbitration or proceeding against another Party in order to enforce the provisions hereof, or to recover damages as the result of alleged breach of any of the provisions hereof, the prevailing Party therein shall be entitled to recover all reasonable costs incurred in connection therewith, including, but not limited to, reasonable attorney' fees.

7.10    Independent Legal Advice. Executive acknowledges that he has been advised to obtain independent legal advice with respect to this Agreement and that he has had the opportunity to do so.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Executive:	American Eagle Energy Corporation

By:
Kirk Stingley		Its: Chief Executive Officer

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